UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2017

OPIANT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55330	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Blvd., 12th Floor Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(424) 252-4756

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2017, Dr. Michael Sinclair, the Executive Chairman of the Board of Directors of Opiant Pharmaceuticals, Inc. (the “Company”), and Dr. Roger Crystal, the Company’s Chief Executive Officer, each voluntarily entered into separate employment agreement acknowledgements whereby they elected to forfeit, unconditionally and irrevocably, $175,498.32 and $586,328.97, respectively, of certain owed amounts pursuant to their respective existing employment agreements, representing 35% of the total compensation currently owed to each of Dr. Sinclair and Dr. Crystal.

Furthermore, on March 31, 2017, pursuant to their respective employment agreement acknowledgements, Dr. Sinclair and Dr. Crystal each voluntarily elected to forfeit, unconditionally and irrevocably, 680,000 and 825,000 shares of common stock of the Company underlying stock options previously issued by the Company, respectively, representing approximately 55% of the total number of options previously issued by the Company to each of Dr. Sinclair and Dr. Crystal.

The foregoing description of Dr. Sinclair’s and Dr. Crystal’s respective employment agreement acknowledgements is qualified in its entirety by reference to the full text of such acknowledgements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement Acknowledgement, effective as of March 31, 2017, by and between Opiant Pharmaceuticals, Inc. and Dr. Michael Sinclair.

10.2	Employment Agreement Acknowledgement, effective as of March 31, 2017, by and between Opiant Pharmaceuticals, Inc. and Dr. Roger Crystal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opiant Pharmaceuticals, Inc.

Date: April 6, 2017	By:	/s/ Dr. Roger Crystal
		Name:	Dr. Roger Crystal
		Title:	Chief Executive Officer